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                                                                    Exhibit 99.5

                               IMMUNEX CORPORATION

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                        Thursday, May 16, 2002 at 12 p.m.
                      Benaroya Hall, Nordstrom Recital Hall
                   200 University Street, Seattle, Washington

     The undersigned holder of shares of Common Stock of Immunex Corporation, a Washington Corporation, hereby appoint(s) Edward V. Fritzky and Peggy V. Phillips and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of Immunex Corporation held of record by the undersigned on March 19, 2002 at the Annual Meeting of Shareholders of Immunex Corporation to be held at Benaroya Hall, Nordstrom Recital Hall, 200 University Street, Seattle, Washington at 12 p.m. on Thursday, May 16, 2002, with authority to vote upon the matters set forth on the reverse side hereof and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMMUNEX CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTION IS INDICATED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                IMPORTANT-PLEASE DATE AND SIGN ON THE OTHER SIDE


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                              FOLD AND DETACH HERE

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FORM OF IMMUNEX PROXY CARD. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACES PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

                                                 [X]  Please mark your votes as
                                                      indicated in this example.

    The Board of Directors recommends a vote "FOR" each of the proposals.


    Election of the nine nominees to serve as directors until the next annual meeting of shareholders and until their successors are elected and qualify:
    01. Kirby L. Cramer, 02. Edward V. Fritzky, 03. Robert J. Herbold, 04. John
    E. Lyons, 05. Joseph M. Mahady 06. Edith W. Martin, 07. Peggy V. Phillips,
    08. Lawrence V. Stein and 09. Douglas E. Williams.

               FOR all                            WITHHOLD AUTHORITY
               nominees [_]                       to vote for all nominees [_]

WITHHOLD for the following only (Write the names of the nominee(s) in the space below.)

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                                                     FOR      AGAINST    ABSTAIN
    Approval of the Amended and Restated
    Agreement and Plan of Merger by and among        [_]       [_]         [_]
    Amgen Inc., AMS Acquisition Inc. and
    Immunex Corporation, dated as of
    December 16, 2001

    Ratification of the Independent Auditors         FOR      AGAINST    ABSTAIN

                                                     [_]       [_]         [_]


                                      ------------------------------------------
                                      MARK HERE FOR ADDRESS CHANGE AND       [_]
                                      INDICATE NEW ADDRESS AT LEFT
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                                      ------------------------------------------
                                      MARK HERE IF YOU PLAN TO ATTEND THE    [_]
                                      MEETING
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Signature(s) ____________________________________________  Date: _______________

Please date this proxy and sign your name exactly as it appears on your stock certificate. Attorneys, trustees, executors, administrators, guardians and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the Notice of Annual Meeting and Joint Proxy Statement/Prospectus is hereby acknowledged.

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                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE